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                                                                January 18, 2001

Louis Zanette, President
Jennica Developments Limited ("Jennica")
9190 The Lane
Naples, FL 34109

         RE: Restatement and Restructuring of all principal and interest payments due and owing Jennica under that certain Promissory Note dated May 7, 1999 (the "Note")

Dear Mr.  Zanette:

The purpose of this letter is to confirm our agreement that the principal amount due under the subject Promissory Note in the amount $835,000.00, together with all accrued and unpaid interest thereon shall through and including November 30, 2000 in the full amount of $ 921,283 shall be repaid as follows:

1.    The sum of $50,000.00 due and payable on or before February 28, 2001;
2.    the sum of $50,000.00 due and payable on or before July 31, 2001;
3.    the sum of $100,000.00 due and payable on or before December 31, 2001;
4. the principal balance remaining as of December 31, 2001 shall be paid in sixty (60) equal principal and interest installments beginning February 1, 2002 and each month thereafter until paid in full.

Interest shall accrue from November 30, 2000 at the rate of eight (8%) percent until the Note is paid in full. All payments received by you under the Note shall first be applied to accrued and unpaid interest and then to principal.

The terms of this Letter Agreement supercede the payment provisions of the Note and cure any default thereunder. Jennica and our companies agree to execute any further documents reasonably required by the other to give legal effect to change in payment terms set forth in this Agreement.

Kindly signify your acceptance to this Letter Agreement by signing below where indicated. Executed this 18th day of January, 2001.

         AMERICAN GROUP, INC.


By:      /s/ Robert I. Claire
         -----------------------------
         Robert I. Claire, President

         9075-774 QUEBEC, INC.

By:      /s/ Eric W. Deckinger
         -----------------------------
         Eric W. Deckinger, President



         JENNICA DEVELOPMENTS LIMITED

         /s/ Louis Zanette
         -----------------------------
By:      Louis Zanette, President